Exhibit 99(5)


               FEDERAL DEPOSIT INSURANCE CORPORATION

                      WASHINGTON, D.C.  20429

                        -------------------


                             FORM F-3


              CURRENT REPORT UNDER SECTION 13 OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                       --------------------


                    For the month of May, 1997


                          PEOPLE'S BANK
           -------------------------------------------
          (Exact Name of Bank as Specified in Charter)



          850 Main Street, Bridgeport, Connecticut  06604
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               (Address of Principal Office)


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Item 7.  Increase in Amount of Securities Outstanding.

      (a) On May 15, 1997, People's Bank, a Connecticut capital stock savings bank (the "Bank"), effected a 3-for-2 split of its Common Stock in the form of a 50% stock dividend. As previously reported, the Bank had 40,677,833 shares of Common Stock outstanding at March 31, 1997. As a result of the stock split, the Bank had outstanding (as of May 20, 1997), 61,035,257 shares of Common Stock.

      (b) The stock split was effected as a 50% stock dividend, and resulted in no cash proceeds or other consideration received by the Bank.

      (c)  Not applicable.

      (d)  Not applicable.

      (e)  Not applicable.

                            SIGNATURES
      Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               PEOPLE'S BANK


                               By /s/ William T. Kosturko
                                  --------------------------
                                  William T. Kosturko
                                  Executive Vice President
                                  and General Counsel


Dated:  May 22, 1997